UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 8, 2021

Smith Micro Software, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-35525	33-0029027
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5800 Corporate Drive, Pittsburgh, PA 15237

(Address of Principal Executive Offices)

Registrant’s Telephone Number, Including Area Code: (412) 837-5300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	SMSI	NASDAQ

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter)

Emerging Growth Company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

Avast Acquisition

Smith Micro Software, Inc. (the “Company” or “Smith Micro”) (NASDAQ: SMSI) and Avast plc (“Avast”) (LSE: AVST) today announced that they have entered into a Membership Interest and Asset Purchase agreement (the “Purchase Agreement”), whereby Smith Micro will acquire substantially all of the assets of Avast and its subsidiaries related to its Family Safety Mobile Software business (including application source code, license rights to shared source code, and both ownership and license rights to a patent portfolio) and certain specified assumed liabilities with respect thereto, along with all of the outstanding membership interests of Location Labs, LLC, which comprises Avast’s U.S. carrier business (collectively the “Avast Family Safety Mobile Business”).

The acquisition encompasses Avast’s portfolio of mobile parental controls services including location features, content filtering and screen time management, and will include five mobile operator contracts, a number of which are US tier-one contracts, and a commercial partnership with Avast to provide further service to current and potential customers. The US tier-one contracts are comprised of one large, recently renewed contract and several legacy product contracts with declining revenue.

Pursuant to the terms of the transaction, Smith Micro will pay Avast total consideration of approximately $66 million, subject to (i) customary purchase price adjustments, (ii) an escrow holdback equal to $4.95 million for a period of at least twelve months, pending resolution of certain outstanding claims, to secure performance of indemnification and other post-closing obligations, and (iii) additional potential earn-out consideration and/or revenue sharing based on the outcome of contract renewal efforts with one particular US tier-one customer of the acquired business. The purchase price may be comprised of both cash and Smith Micro common stock (at an effective price of $6.85 per share). Smith Micro has agreed to register for resale with the Securities and Exchange Commission any common stock issued to Avast pursuant to customary registration rights.

With respect to the earn-out consideration, if Smith Micro renews or extends the term of the existing contract, or initiates a substantially similar business relationship, with such customer prior to the one-year anniversary of the closing of the transaction (the “Anniversary Date”), Smith Micro shall pay Avast an earn-out payment of up to $14.0 million, with such amount being reduced by $2.0 million each month following the six-month anniversary of the closing of the transaction. During the period beginning with the closing of the transaction and ending on the earlier of the Anniversary Date or the occurrence of the circumstances described in the preceding sentence, Smith Micro shall share 75 percent of the gross revenues received under the existing contract with such customer with Avast.

The obligations of the parties to consummate the transactions contemplated by the Purchase Agreement are subject to the satisfaction or waiver of customary closing conditions with respect to the accuracy of disclosures, continued operation of the business by the sellers in the ordinary course up until closing and delivery of other customary closing deliverables by the parties. The consummation of the acquisition is expected to occur in mid-April, 2021. At the same time, the parties intend to enter into a preferred partner agreement in which they will collaborate to respond to future carrier tenders which require both family mobile safety and IoT or digital security services.

In order to service these new customer contracts and separate product offerings, Smith Micro will acquire approximately 160 employees from Avast and its subsidiaries. Those employees are located in (i) the United States and Serbia, which are existing locations for Smith Micro, and (ii) the Czech Republic and Slovakia, which will become two new strategic European locations for Smith Micro. All of Smith Micro’s markets provide an impressive talent population necessary to continue Smith Micro’s product development and growth.

The foregoing description of the terms and conditions of the Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Purchase Agreement, a copy of which will be filed by amendment as Exhibit 2.1 to this Current Report on Form 8-K and incorporated herein by reference.

The Purchase Agreement governs the contractual rights between the parties in relation to the purchase and sale of the assets. The Purchase Agreement is being filed as an exhibit to this Current Report on Form 8-K to provide information regarding its terms and is not intended to provide, modify or supplement any information about the Company, Avast or any of their respective subsidiaries or affiliates, or their respective businesses. In particular, the Purchase Agreement is not intended to be, and should not be relied upon as, disclosures regarding any facts and circumstances relating to the Company or Avast. The representations and warranties contained in the Purchase Agreement have been negotiated with the principal purpose of allocating risk between the parties, rather than establishing matters as facts. The representations and warranties may also be subject to contractual standards of materiality that may be different from those generally applicable under the securities laws. For the foregoing reasons, the representations and warranties should not be relied upon as statements of factual information.

Item 3.02	Unregistered Sales of Equity Securities

The matters described in Section 1.01 of this Current Report on Form 8-K are incorporated herein by reference.

Item 7.01	Regulation FD Disclosure.

On March 8, 2021, Smith Micro Software, Inc. (the “Company”) issued two press releases: one announcing the launch of an underwritten public offering of the Company’s common stock, par value $0.001 per share, and a second announcing the signing of the Purchase Agreement with Avast discussed in Item 1.01. Copies of the press releases are attached hereto as Exhibits 99.1 and 99.2.

The information presented in Item 7.01 of this Current Report on Form 8-K and the accompanying press release shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, unless the Company specifically states that the information is to be considered “filed” under the Exchange Act or specifically incorporates it by reference into a filing under the Securities Act or the Exchange Act.

Item 9.01.	Financial Statements and Exhibits.

(a) Financial Statements of Business Acquired.

The audited abbreviated statement of assets acquired and liabilities assumed and abbreviated statement of revenue and direct expenses for the years ended December 31, 2020 and 2019 for the Avast Family Safety Mobile Business, and related notes thereto and the related report of SingerLewak LLP, are filed herewith as Exhibit 99.3 and incorporated herein by reference.

(d) Exhibits

Exhibit No.	Description

2.1	Membership Interest and Asset Purchase Agreement by and among Smith Micro, Avast and certain subsidiaries of Avast, dated March 8, 2021.*

23.1	Consent of SingerLewak LLP, independent registered public accounting firm.

99.1	Press Release dated March 8, 2021.

99.2	Press Release dated March 8, 2021.

99.3	The audited abbreviated statement of assets acquired and liabilities assumed and abbreviated statement of revenue and direct expenses for the years ended December 31, 2020 and 2019 for the Avast Family Safety Mobile Business, and related notes thereto and the related report of SingerLewak LLP

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*	To be filed by amendment.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SMITH MICRO SOFTWARE, INC.

Date: March 8, 2021	/s/ Timothy C. Huffmyer
	Name:	Timothy C. Huffmyer
	Title:	Vice President and Chief Financial Officer